EXHIBIT 10.2

               SECURITIES PURCHASE AGREEMENT DATED MARCH 1, 2007
                    BETWEEN TOWER TECH HOLDINGS INC. AND THE
                              BUYERS NAMED THEREIN

                                                                 EXECUTION COPY













                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                         TONTINE CAPITAL PARTNERS, L.P.,

                   TONTINE CAPITAL OVERSEAS MASTER FUND, L.P.

                                       AND

                            TOWER TECH HOLDINGS INC.







                                  MARCH 1, 2007

                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE 1  Definitions.........................................................1

ARTICLE 2  Purchase and Sale of Shares.........................................3

  2.1   Purchase of Shares.....................................................3
  2.2   Purchase Price and Form of Payment; Delivery...........................3
  2.3   Closing Date...........................................................3

ARTICLE 3  Buyers' Representations and Warranties..............................3

  3.1   Organization and Qualification.........................................3
  3.2   Authorization; Enforcement.............................................3
  3.3   Securities Matters.....................................................4
  3.4   Information............................................................4
  3.5   Restrictions on Transfer...............................................4

ARTICLE 4  Representations and Warranties of the Company.......................5

  4.1   Organization and Qualification.........................................5
  4.2   Authorization; Enforcement.............................................5
  4.3   Capitalization; Valid Issuance of Shares...............................5
  4.4   No Conflicts...........................................................6
  4.5   SEC Documents; Financial Statements....................................7
  4.6   Absence of Certain Changes.............................................7
  4.7   Absence of Litigation..................................................8
  4.8   Patents, Copyrights....................................................8
  4.9   Tax Status.............................................................8
  4.10  Permits; Compliance....................................................8
  4.11  Environmental Matters..................................................9
  4.12  Title to Property.....................................................10
  4.13  No Investment Company or Real Property Holding Company................10
  4.14  No Brokers............................................................10
  4.15  Registration Rights...................................................10
  4.16  Exchange Act Registration.............................................10
  4.17  Labor Relations.......................................................10
  4.18  Transactions with Affiliates and Employees............................10
  4.19  Insurance.............................................................11
  4.20  Approved Acquisitions of Shares; No Anti-Takeover Provisions..........11
  4.21  ERISA.................................................................11
  4.22  Intentionally Omitted.................................................11
  4.23  Disclosure............................................................11

ARTICLE 5  Covenants..........................................................12

  5.1   Form D; Blue Sky Laws.................................................12
  5.2   Use of Proceeds.......................................................12
  5.3   Expenses..............................................................12
  5.4   No Integration........................................................12
  5.5   Board Designee(s).....................................................12

  5.6   Observation Rights....................................................12
  5.7   Participation in Future Issuances.....................................13
  5.8   Future Acquisitions...................................................13

ARTICLE 6  Conditions To The Company's Obligation.............................13

  6.1   Delivery of Transaction Documents.....................................14
  6.2   Payment of Purchase Price.............................................14
  6.3   Representations and Warranties........................................14
  6.4   Litigation............................................................14

ARTICLE 7  Conditions to The Buyers' Obligation...............................14

  7.1   Delivery of Transaction Documents; Issuance of Shares.................14
  7.2   Representations and Warranties........................................14
  7.3   Consents..............................................................14
  7.4   Litigation............................................................14
  7.5   Opinion...............................................................15
  7.6   No Material Adverse Change............................................15
  7.7   Intentionally Omitted.................................................15
  7.8   Irrevocable Proxy.....................................................15
  7.9   Additional Buyer Agreements...........................................15
  7.10  Brickner Employment Agreement.........................................15
  7.11  Conversion of Debt....................................................15

ARTICLE 8  Indemnification....................................................15

  8.1   Indemnification by the Company........................................15
  8.2   Notification..........................................................15

ARTICLE 9  Governing Law; Miscellaneous.......................................16

  9.1   Governing Law.........................................................16
  9.2   Counterparts; Electronic Signatures...................................16
  9.3   Headings..............................................................16
  9.4   Severability..........................................................16
  9.5   Entire Agreement; Amendments..........................................17
  9.6   Notices...............................................................17
  9.7   Successors and Assigns................................................18
  9.8   Third Party Beneficiaries.............................................18
  9.9   Publicity.............................................................18
  9.10  Further Assurances....................................................18
  9.11  No Strict Construction................................................18
  9.12  Rights Cumulative.....................................................19
  9.13  Survival..............................................................19
  9.14  Knowledge.............................................................19

                          SECURITIES PURCHASE AGREEMENT


         This SECURITIES PURCHASE AGREEMENT, dated as of March 1, 2007, is entered into by and among TOWER TECH HOLDINGS INC., a Nevada corporation (the "COMPANY"), and the investors identified on the signature page hereto (each a "BUYER" and collectively, the "BUYERS").

                                    RECITALS:

         A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemptions from securities registration afforded by Section 4(2) of the 1933 Act and Rule 506;

         B. The Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, 10,266,667 shares of common stock, $0.001 par value per share of the Company; and

         C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as EXHIBIT A, pursuant to which the Company has agreed under certain circumstances to register the resale of the Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

                                    AGREEMENT

         NOW THEREFORE, the Company and the Buyers hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         "1933 ACT" means the Securities Act of 1933, as amended.

         "1934 ACT" means the Securities Exchange Act of 1934, as amended.

         "2006 SEC DOCUMENTS" has the meaning set forth in SECTION 3.4.

         "ACTION" means any action, suit claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation against or affecting the Company, any of its Subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), public board, stock market, stock exchange or trading facility.

         "AGREEMENT" means this Securities Purchase Agreement.

         "BUYER" and "BUYERS" have the meaning set forth in the preamble.

         "CLOSING" has the meaning set forth in SECTION 2.3.

         "CLOSING DATE" has the meaning set forth in SECTION 2.3.

         "COMMON STOCK" means the Company's common stock, $0.001 par value per share.

10.2-Securities Purchase Agreement (Tower Tech) (2).DOC

         "COMPANY" has the meaning set forth in the preamble.

          "ENVIRONMENTAL LAWS" has the meaning set forth in SECTION 4.11.

         "ERISA" has the meaning set forth in SECTION 4.21.

         "FOUNDERS" has the meaning set forth in SECTION 7.8.

         "FOUNDERS SPA" has the meaning set forth in SECTION 7.9.

         "FUTURE OFFERING" has the meaning set forth in SECTION 5.7.

         "HAZARDOUS MATERIALS" has the meaning set forth in SECTION 4.11.

         "INTELLECTUAL PROPERTY" has the meaning set forth in SECTION 4.8.

         "INVESTMENT COMPANY" has the meaning set forth in SECTION 4.13.

          "LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational or other law, rule, regulation, order, judgment, decree, ordinance, policy or directive, including those entered, issued, made, rendered or required by any court, administrative or other governmental body, agency or authority, or any arbitrator.

         "LETTER AGREEMENT" has the meaning set forth in SECTION 7.9.

         "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company.

         "NRS" has the meaning set forth in SECTION 4.20.

         "OBSERVATION RIGHTS" has the meaning set forth in SECTION 5.6.

         "OBSERVER" has the meaning set forth in SECTION 5.6.

         "OFFERING NOTICE" has the meaning set forth in SECTION 5.7.

         "PERMITS" has the meaning set forth in SECTION 4.10.

         "PURCHASE PRICE" means a price of $1.50 per share for the Shares to be issued and sold to the Buyers at the Closing.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement executed and delivered contemporaneously with this Agreement pursuant to which the Company has agreed under certain circumstances to register the resale of the Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         "RULE 506" means Rule 506 of  Regulation D  promulgated  under the 1933
Act.

         "SEC" means the United States Securities and Exchange Commission.

         "SEC DOCUMENTS" has the meaning set forth in SECTION 4.5.

10.2-Securities Purchase Agreement (Tower Tech) (2).DOC

         "SHARES" means the 10,266,667 shares of Common Stock being issued and sold under this Agreement.

         "SUBSIDIARIES" means with respect to the Company, Tower Tech Systems, Inc, a Wisconsin corporation.

         "TRANSACTION DOCUMENTS" means this Agreement, the Registration Rights Agreement, and any other documents contemplated by this Agreement.

         "TRANSFER INSTRUCTIONS" has the meaning set forth in SECTION 2.2.

                                    ARTICLE 2
                           PURCHASE AND SALE OF SHARES

         2.1 PURCHASE OF SHARES. Subject to the terms and conditions of this Agreement, on the Closing Date, the Company shall issue and sell the Shares and each Buyer shall purchase from the Company the number of Shares as is set forth below such Buyer's name on the signature page hereto.

         2.2 PURCHASE PRICE AND FORM OF PAYMENT; DELIVERY. On the Closing Date each Buyer shall pay $1.50 per share for the Shares to be issued and sold to it at the Closing, for a total price of $15,400,000. The Purchase Price shall be paid by wire transfer of immediately available funds in accordance with the Company's written instructions. At the Closing, upon payment of the Purchase Price therefore by the Buyers, the Company will deliver irrevocable written instructions ("TRANSFER INSTRUCTIONS") to the transfer agent for the Company's Common Stock to issue certificates representing the Shares registered in the name of each Buyer and to deliver such certificates to or at the direction of each Buyer. The Company shall not have the power to revoke or amend the Transfer Instructions without the written consent of the Buyers.

         2.3 CLOSING DATE. Subject to the satisfaction (or written waiver) of the conditions set forth in ARTICLE 6 and ARTICLE 7 below, the closing of the transactions contemplated by this Agreement shall be held on March 1, 2007, or such other time as may be mutually agreed upon by the parties to this Agreement (the "CLOSING DATE"), at the offices of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, 333 West Wacker Drive, Suite 2700, Chicago, Illinois 60606 or at such other location or by such other method (including exchange of signed documents) as may be mutually agreed upon by the parties to this Agreement ("CLOSING").

                                    ARTICLE 3
                     BUYERS' REPRESENTATIONS AND WARRANTIES

         Each Buyer represents and warrants to the Company that:

         3.1 ORGANIZATION AND QUALIFICATION. Each of the Buyers is an entity of the type identified on the signature page hereto, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to purchase the Shares and otherwise perform its obligations under this Agreement and the other Transaction Documents.

         3.2 AUTHORIZATION; ENFORCEMENT. This Agreement and each of the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by, and duly executed and delivered on behalf of, such Buyer. This Agreement and each of the other Transaction Documents constitutes the valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by: (i) applicable

10.2-Securities Purchase Agreement (Tower Tech) (2).DOC bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors' rights generally; (ii) equitable limitations on the availability of specific remedies; and (iii) principles of equity.

         3.3    SECURITIES   MATTERS.   In   connection   with   the   Company's
compliance with applicable securities laws:

                 a. Such Buyer understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States and state securities laws and that the Company is relying upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemption and the eligibility of such Buyer to acquire the Shares.

                  b. Such Buyer is purchasing the Shares for its own account, not as a nominee or agent, for investment purposes and not with a present view towards resale, except pursuant to sales exempted from registration under the 1933 Act, or registered under the 1933 Act as contemplated by the Registration Rights Agreement.

                  c. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the 1933 Act, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares. Such Buyer understands that its investment in the Shares involves a significant degree of risk. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

         3.4 INFORMATION. Such Buyer has conducted its own due diligence examination of the Company's business, financial condition, results of operations, and prospects. In connection with such investigation, such Buyer and its representatives (i) have reviewed the Company's Form 10-KSB for the fiscal year ended December 31, 2005, the Company's quarterly reports on Form 10-QSB for the three most recently concluded interim periods and the Company's Current Reports on Form 8-K or Form 8-K/A filed in 2006 (and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "2006 SEC DOCUMENTS"), and (ii) have been given an opportunity to ask questions, to the extent such Buyer considered necessary, and have received answers from, officers of the Company concerning the business, finances and operations of the Company and information relating to the offer and sale of the Shares, and (iii) have received or had an opportunity to obtain such additional information as they deem necessary to make an informed investment decision with respect to the purchase of the Shares.

           3.5 RESTRICTIONS ON TRANSFER. Such Buyer understands that except as provided in the Registration Rights Agreement, the issuance of the Shares has not been and is not being registered under the 1933 Act or any applicable state securities laws. Such Buyer may be required to hold the Shares indefinitely and the Shares may not be transferred unless (i) the Shares are sold pursuant to an effective registration statement under the 1933 Act, or (ii) such Buyer shall have delivered to the Company an opinion of counsel to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be reasonably acceptable to the Company. Such Buyer understands that until such time as the resale of the Shares has been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to an exemption from registration, certificates evidencing the Shares may bear a restrictive

10.2-Securities Purchase Agreement (Tower Tech) (2).DOC legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates evidencing such Shares):

    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION."

                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth in the Company's Disclosure Schedule attached hereto, the Company represents and warrants to the Buyers that:

         4.1 ORGANIZATION AND QUALIFICATION. The Company has no subsidiaries other than the Subsidiaries. The Company and each of its Subsidiaries is a corporation, limited partnership, limited liability company, or joint venture as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with corporate, limited liability or limited partnership power and authority to own, lease, use and operate its properties and to carry on its business as now operated and conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation, limited liability company or limited partnership to do business and is in good standing in each jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of any provision of its respective certificate or articles of incorporation, partnership agreement, bylaws or other organizational or charter documents, as the same may have been amended.

         4.2 AUTHORIZATION; ENFORCEMENT. The Company has all requisite corporate power and authority to enter into and perform this Agreement and each of the other Transaction Documents and to consummate the transactions contemplated hereby and thereby and to issue the Shares, in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company. This Agreement and each of the other Transaction Documents will constitute upon execution and delivery by the Company, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors' rights generally; (ii) equitable limitations on the availability of specific remedies; (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in law or in equity); and (iv) to the extent rights to indemnification and contribution may be limited by federal securities laws or the public policy underlying such laws.

         4.3 CAPITALIZATION; VALID ISSUANCE OF SHARES. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 37,457,797 shares are issued and outstanding, and no shares are held by the Company as treasury shares, and 10,000,000 shares of preferred stock, of which no shares are issued and outstanding. All of such outstanding shares of

10.2-Securities Purchase Agreement (Tower Tech) (2).DOC

Common Stock are duly authorized, validly issued, fully paid and nonassessable. The Shares have been duly authorized and when issued pursuant to the terms hereof will be validly issued, fully paid and nonassessable and will not be subject to any encumbrances, preemptive rights or any other similar contractual rights of the stockholders of the Company or any other person. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. As of the date of this Agreement, except to the extent described in the preceding sentence and
SCHEDULE 4.3 attached hereto, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Shares. Except as may be described in any documents which have been publicly filed by any of the Company's stockholders, to the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs.

         4.4 NO CONFLICTS. The execution, delivery and performance of this Agreement and each of the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of Shares) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation, as amended, of the Company or the Bylaws, as amended, of the Company, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any Legal Requirement (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate or Articles of Incorporation, bylaws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time would result in a default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except with respect to any filings or notices related to the issuance of the Shares to be filed with the OTC Bulletin Board, if any, and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under the Transaction Documents. All consents, authorizations, orders, filings and registrations that the Company is required to effect or obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

10.2-Securities Purchase Agreement (Tower Tech) (2).DOC

         4.5    SEC DOCUMENTS; FINANCIAL STATEMENTS.

                a. Except as set forth on SCHEDULE 4.5, since December 31, 2004, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1933 Act and the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"), or has timely filed for a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                b. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may not include footnotes, year end adjustments or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2006, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or taken in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                c. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act). Such disclosure controls and procedures: (A) are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company's chief executive officer, president, chief operating officer and its chief financial officer by others within those entities, particularly during the periods in which the Company's reports and filings under the 1934 Act are being prepared, (B) have been evaluated for effectiveness as of the end of the most recent annual period reported to the SEC, and (C) are effective to perform the functions for which they were established. Neither the auditors of the Company nor the Board of Directors of the Company has been advised of: (x) any significant deficiencies or material weaknesses in the design or operation of the internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) of the Company that have materially affected the Company's internal control over financial reporting; or
(y) any fraud, whether or not material, that involves management or other employees who have a role in the internal controls over financial reporting of the Company

         4.6 ABSENCE OF CERTAIN CHANGES. Except with respect to the transactions contemplated hereby and by each of the other Transaction Documents, since December 31, 2005, (i) the Company and each of its Subsidiaries has conducted its business only in the ordinary course, consistent with past practice, and since that date, no changes have occurred which would reasonably be expected to have a

10.2-Securities Purchase Agreement (Tower Tech) (2).DOC

Material Adverse Effect; and (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected on the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC.

        4.7 ABSENCE OF LITIGATION. Except as set forth in SCHEDULE 4.7, there is no Action pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries that (i) adversely affects or challenges the legality, validity or enforceability of this Agreement, or (ii) would, if there were an unfavorable decision, have or reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending any investigation by the SEC involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1934 Act or the 1933 Act.

         4.8 PATENTS, COPYRIGHTS. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, copyrights, trademarks, trademark applications, service marks, service names, trade names and copyrights ("INTELLECTUAL PROPERTY") necessary to enable it to conduct its business as now operated (and, to the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or Action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated and to the Company's knowledge, the Company's or its Subsidiaries' current products and processes do not infringe on any Intellectual Property or other rights held by any person, except where any such infringement would not reasonably be expected to have a Material Adverse Effect.

         4.9 TAX STATUS. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

         4.10   PERMITS; COMPLIANCE.

                a. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, "PERMITS"), and there is no Action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Permits, except for any such

10.2-Securities Purchase Agreement (Tower Tech) (2).DOC conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                b. Since December 31, 2005, no event has occurred or, to the knowledge of the Company, circumstance exists that (with or without notice or lapse of time): (a) would reasonably be expected to constitute or result in a violation by the Company or any of its Subsidiaries, or a failure on the part of the Company or its Subsidiaries to comply with, any Legal Requirement; or (b) would reasonably be expected to give rise to any obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement, except in either case that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice or other communication from any regulatory authority or any other person, nor does the Company have any knowledge regarding: (x) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (y) any actual, alleged, possible or potential obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement, except in either case that would not reasonably be expected to have a Material Adverse Effect.

                c. The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable to it and has taken reasonable steps such that the Company expects to be in a position to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder at such time as Section 404 becomes applicable to the Company.

                d. The Company is, and has reason to believe that for the foreseeable future it will continue to be, in compliance with all applicable rules of the OTC Bulletin Board. The Company has not received notice from the OTC Bulletin Board that the Company is not in compliance with the rules or requirements thereof. The issuance and sale of the Shares under this Agreement does not contravene the rules and regulations of the OTC Bulletin Board, and no approval of the stockholders of the Company is required for the Company to issue the Shares as contemplated by this Agreement.

         4.11 ENVIRONMENTAL MATTERS. "ENVIRONMENTAL LAWS" shall mean, collectively, all Legal Requirements, including any federal, state, local or foreign statute, laws, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Except for such matters as could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as set forth on SCHEDULE 4.11: (i) the Company and its Subsidiaries have complied and are in compliance with all applicable Environmental Laws; (ii) without limiting the generality of the foregoing, the Company and its Subsidiaries have obtained, have complied, and are in compliance with all Permits that are required pursuant to Environmental Laws for the occupation of their respective facilities and the operation of their respective businesses;
(iii) none of the Company or its Subsidiaries has received any written notice, report or other information regarding any actual or alleged violation of Environmental Laws, or any liabilities or potential liabilities (including fines, penalties, costs and expenses), including any investigatory, remedial or corrective obligations, relating to any of them or their respective facilities arising under Environmental Laws, nor, to the knowledge of the Company is there any factual basis therefore; (iv) there are no underground storage

10.2-Securities Purchase Agreement (Tower Tech) (2).DOC
tanks, polychlorinated biphenyls, urea formaldehyde or other hazardous substances (other than small quantities of hazardous substances for use in the ordinary course of the operation of the Company's and its Subsidiaries' respective businesses, which are stored and maintained in accordance and in compliance with all applicable Environmental Laws), in, on, over, under or at any real property owned or operated by the Company and/or its Subsidiaries; (v) there are no conditions existing at any real property or with respect to the Company or any of its Subsidiaries that require remedial or corrective action, removal, monitoring or closure pursuant to the Environmental Laws and (vi) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has contractually, by operation of law, or otherwise amended or succeeded to any liabilities arising under any Environmental Laws of any predecessors or any other Person.

         4.12 TITLE TO PROPERTY. Except for any lien for current taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings, the Company and its Subsidiaries have good and marketable title to all real property and all personal property owned by them which is material to the business of the Company and its Subsidiaries. Any leases of real property and facilities of the Company and its Subsidiaries are valid and effective in accordance with their respective terms, except as would not have a Material Adverse Effect.

         4.13 NO INVESTMENT COMPANY OR REAL PROPERTY HOLDING COMPANY. The Company is not, and upon the issuance and sale of the Shares as contemplated by this Agreement will not be, an "investment company" as defined under the Investment Company Act of 1940 ("INVESTMENT COMPANY"). The Company is not controlled by an Investment Company. The Company is not a United States real property holding company, as defined under the Internal Revenue Code of 1986, as amended.

         4.14 NO BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

         4.15 REGISTRATION RIGHTS. Except pursuant to the Registration Rights Agreement, and as otherwise set forth in SCHEDULE 4.15 effective upon the Closing, neither the Company nor any Subsidiary is currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company or any Subsidiary registered with the SEC or registered or qualified with any other governmental authority.

         4.16 EXCHANGE ACT REGISTRATION. The Common Stock is registered pursuant the 1934 Act, and the Company has taken no action designed to, or which, to the knowledge of the Company, is likely to have the effect of, terminating the registration of the Common Stock.

         4.17 LABOR RELATIONS. No labor or employment dispute exists or, to the knowledge of the Company, is imminent or threatened, with respect to any of the employees of the Company that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         4.18 TRANSACTIONS WITH AFFILIATES AND EMPLOYEES. Except as set forth in the SEC Documents, and SCHEDULE 4.18, none of the officers or directors of the Company, and to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction or agreement with the Company (other than for services as employees, officers and directors) exceeding $60,000, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

10.2-Securities Purchase Agreement (Tower Tech) (2).DOC

         4.19 INSURANCE. The Company and its Subsidiaries have insurance policies in full force and effect of a type, covering such risks and in such amounts, and having such deductibles and exclusions as are customary for conducting businesses and owning assets similar in nature and scope to those of the Company and its Subsidiaries. The amounts of all such insurance policies and the risks covered thereby are in accordance in all material respects with all material contracts and agreements to which the Company and/or its Subsidiaries is a party and with all applicable Legal Requirements. With respect to each such insurance policy: (i) the policy is valid, outstanding and enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors' rights generally, equitable limitations on the availability of specific remedies and principles of equity (regardless of whether such enforcement is considered in a proceeding in law or in equity);
(ii) neither the Company nor any of its Subsidiaries is in breach or default with respect to its obligations thereunder in any material respect; and (iii) no party to the policy has repudiated, or given notice of an intent to repudiate, any provision thereof.

         4.20 APPROVED ACQUISITIONS OF SHARES; NO ANTI-TAKEOVER PROVISIONS. Subject to and contingent on the Buyer's covenant in SECTION 5.8, the Company has taken all necessary action, if any, required under the laws of the State of Nevada or otherwise to allow the Buyer to acquire the Shares pursuant to this Agreement and further to allow the Buyer to, without further approval of the Company's Board of Directors, acquire in the future additional shares of Common Stock, until such time as the Buyer owns 35% of the then-outstanding Common Stock. The Company has no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Articles of Incorporation or Bylaws, each as amended (or similar charter documents), that is or could become applicable to the Buyers as a result of the Buyers and the Company fulfilling their obligations or exercising their rights under this Agreement, including without limitation the Company's issuance of the Shares and the Buyers' ownership of the Shares and Buyers' acquisition in the future of additional shares of Common Stock until such time as the Buyers own 35% of the then-outstanding Common Stock. In addition, the Company has opted out of the provisions of the Nevada Revised Statutes ("NRS") pertaining to the acquisition of a controlling interest (NRS 78.378 through 78.3793). As of the date hereof, the Company had less than 200 "stockholders of record" and is not considered a "resident domestic corporation" for purposes of ss.78.411 through ss.78.444 of the NRS.

         4.21 ERISA. Based upon the Employee Retirement Income Security Act of 1974 ("ERISA"), and the regulations and published interpretations thereunder:
(i) neither the Company nor any of its Subsidiaries has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Code); (ii) the Company and each of its Subsidiaries has met all applicable minimum funding requirements under Section 302 of ERISA in respect to its plans;
(iii) neither the Company nor any of its Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); neither the Company nor any of its Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than its or such Subsidiary's employees; and (v) neither the Company nor any of its Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

         4.22   INTENTIONALLY OMITTED.

         4.23 DISCLOSURE. The Company understands and confirms that the Buyers will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement and the other Transaction Documents. All representations and warranties provided to the Buyers including the disclosures in the Company's disclosure schedules attached hereto furnished by or on behalf of the Company, taken as a whole are true and correct and do not contain any untrue statement

10.2-Securities Purchase Agreement (Tower Tech) (2).DOC of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its Subsidiaries or its or their businesses, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

                                    ARTICLE 5
                                    COVENANTS

        5.1 FORM D; BLUE SKY LAWS. Upon completion of the Closing, the Company shall file with the SEC a Form D with respect to the Shares as required under Regulation D and each applicable state securities commission and will provide a copy thereof to the Buyers promptly after such filing.

        5.2 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Shares to repay the Company's outstanding indebtedness as set forth in SCHEDULE 5.2. Any remaining proceeds from the sale of the Shares may be used by the Company to purchase equipment, as working capital and for general corporate purposes.

        5.3 EXPENSES. At the Closing, the Company shall reimburse the Buyers for all reasonable expenses incurred by them in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents and its due diligence review of the Company, including, without limitation, reasonable attorneys' fees and expenses, and out-of-pocket travel costs and expenses.

        5.4 NO INTEGRATION. The Company shall not make any offers or sales of any security (other than the Shares) under circumstances that would require registration of the Shares being offered or sold hereunder under the 1933 Act or cause the offering of the Shares to be integrated with any other offering of securities by the Company in such a manner as would require the Company to seek the approval of its stockholders for the issuance of the Shares under any stockholder approval provision applicable to the Company or its securities.

        5.5 BOARD DESIGNEE(S). For as long as the Buyers or their affiliates hold at least 10% of the then issued and outstanding Common Stock, the Buyers shall have the right to appoint two members of the Company's Board of Directors. Notwithstanding anything to the contrary contained in this Agreement, the Articles of Incorporation, as amended, of the Company, or the Bylaws of the Company, as amended, for as long as the Buyers have the right to appoint directors pursuant to this SECTION 5.5, the Company's Board of Directors shall be comprised of no more than seven directors.

         5.6 OBSERVATION RIGHTS. In addition to the rights to nominate two directors provided in SECTION 5.5, for such time as the Buyers or their affiliates continue to hold at least 10% of the total issued and outstanding Common Stock, the Company and its Subsidiaries shall extend Observation Rights (as defined below) to Buyers or their affiliates. For purposes of this Section, the term "OBSERVATION RIGHTS" shall mean the right of Buyers or their affiliates to have a representative (an "OBSERVER") attend as an observer all meetings (including telephonic meetings) of the Boards of Directors of the Company and its Subsidiaries and their respective committees. The Observer shall receive prior written notice of all meetings of the Boards of Directors of the Company and its Subsidiaries and their respective committees at the same time that notice of such meetings is given to the directors and shall receive all materials and information provided from time to time to the members of the Boards of Directors of the Company and its Subsidiaries and their respective committees. Subject to ordinary and reasonable procedural rules, the Observer may participate in a meaningful manner in discussions of matters brought to the Board of

10.2-Securities Purchase Agreement (Tower Tech) (2).DOC

Directors, and shall be permitted to pose questions and the Board of Directors shall provide complete responses to the questions posed. For the avoidance of doubt, the Observer shall not be deemed to be a member of the Board of Directors or any committee of the Company and its Subsidiaries. The Company shall reimburse the Observer for the out-of-pocket expenses of the Observer in attending such meetings on the same basis that the directors are reimbursed for their out-of-pocket expenses. Notwithstanding anything to the contrary contained herein, the Observation Rights shall be conditioned on the Observer maintaining the confidentiality of all material non-public material and information provided to the Observer and the Boards of Directors and committees of the Company and its Subsidiaries in accordance with procedures and policies established from time to time in writing by the Company and its Subsidiaries and provided to the Observer; however, notwithstanding any such procedures, the Observer shall be permitted to (A) provide, on a confidential basis, such material and information to the Buyers and their affiliates and their respective managers, partners, directors, officers, representatives, advisers, auditors, examiners and counsel who have agreed in writing to observe the confidentiality provisions of this
SECTION 5.6, and (B) provided the Observer gives prior written notice to the Company, disclose such material and information in accordance with applicable laws or legal process, in any litigation or other proceedings under this Agreement or in accordance with regulatory requirements.

         5.7 PARTICIPATION IN FUTURE ISSUANCES. The Buyers shall have the right to participate in any future offerings, sales or exchanges by the Company of Common Stock or securities convertible into or exercisable for Common Stock (each, a "FUTURE OFFERING") so as to maintain each Buyer's percentage ownership, on a fully diluted basis, of the Common Stock immediately prior to such offerings. For purposes of this SECTION 5.7, however, a Future Offering shall not include the issuance of options, restricted stock or similar securities by the Company in accordance with the terms of any employee benefit or compensation plan adopted by the Company's Board of Directors. Each Buyer shall be entitled to receive written notice of any Future Offering (an "OFFERING NOTICE") at least 15 days prior to the proposed closing date of such Future Offering, which Offering Notice must include a description of the securities to be offered, sold or exchanged, including the price and other terms upon which they are to be issued, sold or exchanged, the parties to whom such securities are being offered, sold or exchanged and the number or amount of the offered securities to be issued, sold or exchanged. If either or both of the Buyers elect to participate in a Future Offering, such Buyer or Buyers must give written notice of such election to the Company within 7 days following the receipt by such Buyer or Buyers of the Offering Notice. Such participation by such Buyer or Buyers in any Future Offering shall be at the same price and otherwise on the same terms as those described in the Offering Notice.

         5.8 FUTURE ACQUISITIONS. The Company shall not revoke its approval of the acquisition of up to 35% of the Common Stock on a fully diluted basis by the Buyers. The Company shall use its best efforts to ensure that any future acquisitions of the Common Stock by the Buyers (up to 35% of the of the outstanding Common Stock on a fully diluted basis) shall not be made subject to the provisions of any anti-takeover laws and regulations of any governmental authority, including without limitation, the applicable provisions of the Nevada Revised Statutes, and any provisions of an anti-takeover nature adopted by the Company or any of its Subsidiaries or contained in the Company's Articles of Incorporation, Bylaws, or the organizational documents of any of its Subsidiaries, each as amended.


                                    ARTICLE 6
                     CONDITIONS TO THE COMPANY'S OBLIGATION

         The obligation of the Company hereunder to issue and sell the Shares to the Buyers at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto,

10.2-Securities Purchase Agreement (Tower Tech) (2).DOC provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

         6.1    DELIVERY   OF  TRANSACTION  DOCUMENTS.   The Buyers  shall  have
executed and delivered the Transaction Documents to the Company.

         6.2 PAYMENT OF PURCHASE PRICE. The Buyers shall have delivered the Purchase Price in accordance with SECTION 2.2 above.

         6.3 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Buyers shall be true and correct in all material respects (provided, however, that such qualification shall only apply to representations or warranties not otherwise qualified by materiality) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Closing Date.

         6.4 LITIGATION. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                                    ARTICLE 7
                      CONDITIONS TO THE BUYERS' OBLIGATION

         The obligation of the Buyers hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyers' sole benefit and may be waived by the Buyers at any time in its sole discretion:

         7.1 DELIVERY OF TRANSACTION DOCUMENTS; ISSUANCE OF SHARES. The Company shall have executed and delivered the Transaction Documents to the Buyers, and shall deliver the Transfer Instructions to the transfer agent for the Company's Common Stock to issue certificates in the name of each Buyer representing the Shares being purchased by such Buyer. The Company shall deliver a copy of the Transfer Instructions to the Buyers at the Closing.

         7.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects (provided, however, that such qualification shall only apply to representations or warranties not otherwise qualified by materiality) as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

         7.3 CONSENTS. Any consents or approvals required to be secured by the Company for the consummation of the transactions contemplated by the
Transaction Documents shall have been obtained and shall be reasonably satisfactory to the Buyers.

         7.4    LITIGATION.   No   Action  shall  have  been  enacted,  entered,
promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having

10.2-Securities Purchase Agreement (Tower Tech) (2).DOC authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

         7.5 OPINION. The Buyers shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyers with respect to the matters set forth in EXHIBIT B attached hereto.

         7.6 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the assets, liabilities (contingent or otherwise), affairs, business, operations, prospects or condition (financial or otherwise) of the Company prior to the Closing Date.

         7.7    INTENTIONALLY OMITTED.

         7.8 IRREVOCABLE PROXY. The Buyers shall receive an irrevocable proxy from each of Christopher C. Allie, Raymond L. Brickner, III, Terence P. Fox and Daniel P. Wergin (collectively, the "FOUNDERS") in the form attached hereto as EXHIBIT C.

         7.9    ADDITIONAL  BUYER  AGREEMENTS.  The  Buyers  having entered into
(i) a right of first offer/refusal letter agreement with each of Christopher C. Allie, Raymond L. Brickner, III, Terence P. Fox, Samuel W. Fairchild, Daniel P. Wergin, Integritas, Inc. and certain of the Founders' related trusts in the form attached hereto as EXHIBIT D (the "LETTER AGREEMENT"); and (ii) a securities purchase agreement with each of the Founders for the aggregate purchase by the Buyers of 2,400,000 shares of Common Stock from the Founders at $1.50 per share, in the form attached hereto as EXHIBIT E (the "FOUNDERS SPA").

         7.10 BRICKNER EMPLOYMENT AGREEMENT. The Company having entered into an employment agreement with Raymond L. Brickner, III to serve in the capacity of President and Chief Operating Officer of the Company in a form reasonably acceptable to the Buyer.

         7.11 CONVERSION OF DEBT. The conversion of the Company's debt payable to the Founders as set forth in SCHEDULE 7.11 into Common Stock at a ratio of $1.50 per share at or prior to the Closing.

                                    ARTICLE 8
                                 INDEMNIFICATION

         8.1 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify each Buyer and its affiliates and hold each Buyer and its affiliates harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of such Buyer's counsel in connection with any investigative, administrative or judicial proceeding), which may be incurred by such Buyer or such affiliates as a result of any claims made against such Buyer or such affiliates by any person that relate to or arise out of (i) any breach by the Company of any of its representations, warranties or covenants contained in this Agreement or in the Transaction Documents (other than the Registration Rights Agreement, which contains separate indemnification provisions), or (ii) any litigation, investigation or proceeding instituted by any person with respect to this Agreement or the Shares (excluding, however, any such litigation, investigation or proceeding which arises solely from the acts or omissions of such Buyer or its affiliates).

         8.2 NOTIFICATION. Any person entitled to indemnification hereunder ("INDEMNIFIED PARTY") will (i) give prompt notice to the Company, of any third party claim, action or suit with respect to which it seeks indemnification (the "CLAIM") (but omission of such notice shall not relieve the Company from liability hereunder except to the extent it is actually prejudiced by such failure to give notice), specifying

10.2-Securities Purchase Agreement (Tower Tech) (2).DOC in reasonable detail the factual basis for the Claim, the amount thereof, estimated in good faith, and the method of computation of the Claim, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such indemnification is sought with respect to the Claim, and (ii) unless in such Indemnified Party's reasonable judgment a conflict of interest may exist between such Indemnified Party and the Company with respect to such claim, permit the Company to assume the defense of the Claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate fully with the Company with respect to the defense of the Claim and, if the Company elects to assume control of the defense of the Claim, the Indemnified Party shall have the right to participate in the defense of the Claim at its own expense. If the Company does not elect to assume control or otherwise participate in the defense of the Claim, then the Indemnified Party may defend through counsel of its own choosing. If such defense is not assumed by the Company, the Company will not be subject to any liability under this Agreement or otherwise for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). If the Company elects not to or is not entitled to assume the defense of a Claim, it will not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties with respect to the Claim, unless an actual conflict of interest exists between such Indemnified Party and any other of such Indemnified Parties with respect to the Claim, in which event the Company will be obligated to pay the fees and expenses of such additional counsel or counsels.

                                    ARTICLE 9
                          GOVERNING LAW; MISCELLANEOUS

         9.1 GOVERNING LAW. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Wisconsin applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in the State of Wisconsin with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. All parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. All parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect any party's right to serve process in any other manner permitted by law. All parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The party which does not prevail in any dispute arising under this Agreement shall be responsible for all reasonable fees and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such dispute.

         9.2 COUNTERPARTS; ELECTRONIC SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

         9.3 HEADINGS. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

         9.4 SEVERABILITY. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or

10.2-Securities Purchase Agreement (Tower Tech) (2).DOC rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         9.5 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and supersede all previous understandings or agreements between the parties with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement. The provisions of this Agreement may be amended only by a written instrument signed by the Company and the Buyers.

         9.6 NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

         If to the Company:

                  Tower Tech Holdings, Inc.
                  980 Maritime Drive, Suite 6
                  Manitowoc, Wisconsin 54220
                  Telephone: (920) 684-5531
                  Facsimile:  (920) 682-0301
                  Attention:  Mr. Raymond L. Brickner, III

         With copy to:

                  Dill Dill Carr Stonbraker & Hutchings, P.C.
                  455 Sherman Street, Suite 300
                  Denver, Colorado  80203
                  Telephone: (303) 777-3737
                  Facsimile:  (303) 777-3823
                  Attention:  Fay M. Matsukage, Esq.

         If to the Buyers:

                  Tontine Capital Partners, L.P.
                  55 Railroad Avenue, 1st Floor
                  Greenwich, Connecticut 06830
                  Attention: Mr. Jeffrey L. Gendell
                  Telephone: (203) 769-2000
                  Facsimile: (203) 769-2010

10.2-Securities Purchase Agreement (Tower Tech) (2).DOC

         With copy to:

                  Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP

                  Until June 30, 2007:
                  333 W. Wacker Drive, Suite 2700
                  Chicago, Illinois 60606

                  After June 30, 2007:
                  200 W. Madison Street, Suite 3900
                  Chicago, Illinois  60606

                  Attention: John E. Freechack, Esq.
                  Telephone:        (312) 984-3100
                  Facsimile:        (312) 984-3150


Each party shall provide notice to the other party of any change in address.

         9.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto.

         9.8 THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         9.9 PUBLICITY. The Company and the Buyers shall have the right to review a reasonable period of time before issuing any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyers, to make any press release with respect to such transactions as is required by applicable law and regulations (although the Buyers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon). Notwithstanding the foregoing, the Company shall file with the SEC a Form 8-K disclosing the transactions herein within four (4) business days of the Closing Date and attach the relevant agreements and instruments to either such Form 8-K or the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006, and the Buyers may make such filings as may be required under Section 13 and Section 16 of the 1934 Act.

         9.10 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         9.11 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10.2-Securities Purchase Agreement (Tower Tech) (2).DOC

         9.12 RIGHTS CUMULATIVE. Each and all of the various rights, powers and remedies of the parties shall be considered cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

         9.13 SURVIVAL. Any covenant or agreement in this Agreement required to be performed following the Closing Date, shall survive the Closing Date. Without limitation of the foregoing, the respective representations and warranties given by the parties hereto shall survive the Closing Date and the consummation of the transactions contemplated herein, but only for a period of the earlier of (i) five years following the Closing Date and (ii) the applicable statute of limitations with respect to each representation and warranty, and thereafter shall expire and have no further force and effect..

         9.14 KNOWLEDGE. The term "knowledge of the Company" or any similar formulation of knowledge shall mean, the actual knowledge after due inquiry of an executive officer of the Company.

                            [SIGNATURE PAGE FOLLOWS]

10.2-Securities Purchase Agreement (Tower Tech) (2).DOC

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

                                COMPANY:

                                TOWER TECH HOLDINGS INC.


                                By:     /s/ RAYMOND L. BRICKNER, III
                                   ---------------------------------------------
                                Name:    RAYMOND L. BRICKNER, III
                                     -------------------------------------------
                                Title:     PRESIDENT
                                      ------------------------------------------



                                BUYERS:

                                TONTINE CAPITAL PARTNERS, L.P.

                                By:   Tontine Capital Management, LLC, its
                                      general partner


                                      By:  /s/ JEFFREY L. GENDELL
                                         ---------------------------------------
                                         Jeffrey L. Gendell, as managing member



                                Total Number of Shares:  8,213,334

                                Total Purchase Price:  $12,320,001.00

                                Form of Entity and Jurisdiction of Organization:

                                Delaware Limited Partnership



                                TONTINE CAPITAL OVERSEAS MASTER FUND, L.P.

                                By:  Tontine Capital Overseas GP, L.L.C.,
                                     its general partner


                                     By:   /s/ JEFFREY L. GENDELL
                                        ----------------------------------------
                                        Jeffrey L. Gendell, as managing member



                                Total Number of Shares:  2,053,333

                                Total Purchase Price:  $3,079,999.50

                                Form of Entity and Jurisdiction of Organization:

                                Cayman Islands Limited Partnership